Exhibit 21.1

List of Subsidiaries at February 26, 2026:	State or Country of Organization:

5.11 ABR Corp.	Delaware
5.11 Acquisition Corp.	Delaware
5.11 TA, Inc.	Delaware
5.11, Inc.	California
5.11 International A.B.	Sweden
5.11 Tactical de Mexico, S. de R.L. de C.V.	Mexico
5.11 Panama S. de R.L	Panama
AlphaOne Holdings Ltd.	British Virgin Islands
5.11 Sourcing, Limited	Hong Kong
Invigour8 Global Service Company Limited	Hong Kong
Beyond Clothing, LLC	Delaware
5.11 Do Brasil Comercio Ltda.	Brazil
5.11 Germany GmbH	Germany
5.11 Australia Pty Ltd.	Australia

AMTAC Holdings, LLC	Delaware
AMT Acquisition Corp.	Delaware
Arnold Magnetic Technologies Holdings Corporation	Delaware
Arnold Magnetic Technologies Corporation	Delaware
Flexmag Industries, Inc.	Ohio
The Arnold Engineering Co.	Illinois
Magnetic Technologies Corporation	Delaware
Precision Magnetics LLC	Delaware
Arnold Investments, Ltd.	Delaware
Arnold Magnetic Technologies UK Limited	United Kingdom
Arnold Magnetic Technologies UK Partnership, LP	United Kingdom
Arnold Magnetic Technologies UK, LLC	Delaware
Arnold Magnetic Technologies AG	Switzerland
Precision Magnetics (Ganzhou) Co. Ltd.	China (owns 50%)
Arnold Magnetic Technologies Limited	United Kingdom (owns one ordinary share)
Swift Levick Magnets	United Kingdom
Arnold Magnetics Asia Ltd.	Hong Kong
Jade Magnetics Limited	British Virgin Islands
Arnold Asia LLC	Delaware
Arnold Magnetics (Shenzhen) Co., Ltd.	China
Ramco Holdings, LLC	Ohio
Ramco Electric Motors, Inc.	Ohio

BOA Holdings Inc.	Delaware
BOA Parent Inc.	Delaware
Reel Holding Corp	Delaware
BOA Technology Inc.	Delaware
BOA Technology Japan Inc.	Japan
BOA Technology Korea Inc.	Korea
Boatechnology GmbH	Austria
BOA Technology Hong Kong Limited	Hong Kong
BOA Technology (Shanghai) Ltd.	China
BOA Technology (Shenzen) Ltd.	China

FFI Compass, Inc.	Delaware
Foam Fabricators, Inc. d/b/a Altor Solutions	Delaware
Foam Fab, Inc.	Delaware
Polyfoam, LLC	Delaware
Plymouth Foam LLC	Wisconsin
Lifoam Industries LLC	South Carolina
Rational Packaging, LLC	Tennessee
Foam Fabricators Mexico, S. de R.L. de C.V.	Mexico
Foam Fabricators Services, S. de R.L. de C.V.	Mexico

Lugano Holding, Inc.	Delaware
Lugano Buyer, Inc.	Delaware
Lugano Diamonds & Jewelry, Inc	California
Lugano Prive, LLC	Delaware
Lugano Prive Investment Trust	Delaware
K.L.D. Jewelry, LLC	Delaware
Lugano Diamonds UK Limited	United Kingdom
Lugano Canada Inc.	Canada

Relentless Topco, Inc.	Delaware
Relentless Intermediate, Inc.	Delaware
PrimaLoft Intermediate, Inc.	Delaware
PrimaLoft Technologies Holdings, Inc.	Delaware
PrimaLoft, Inc.	Delaware
PrimaLoft (Xiamen) Trading Co. LTD	China
PrimaLoft GmbH	Germany
PL VAT Services SRL	Italy

SternoCandleLamp Holdings, Inc.	Delaware
The Sterno Group Companies, LLC	Delaware
Sterno LLC	Delaware
Sterno Delivery, LLC	Delaware
Rimports, LLC	Delaware
Rimports (Canada) LTD	Canada
Rimports (Shenzen) LLC	China

CBCP Products, LLC	Delaware
CBCP Acquisition Corp.	Delaware
Velocity Outdoor Inc.	Delaware
Ravin Crossbows, Inc.	Wisconsin
King's Camo, LLC	Delaware

THP Topco, Inc.	Delaware
THP Intermediate, Inc	Delaware
The Honey Pot Holdco, Inc.	Delaware
The Honey Pot Company Holdings, LLC	Delaware
The Honey Pot Company (DE), LLC	Delaware